UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 8, 2026

Date of Report (Date of earliest event reported)

PETVIVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40715	99-0363559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5151 Edina Industrial Blvd. Suite 575 Edina, Minnesota	55439
(Address of principal executive offices)	(Zip Code)

(952) 405-6216

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PETV	OTC Markets Inc. (OTCQX)
Warrants	PETVW	OTC Markets Inc. (OTCID)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

To the extent required, the discussion of the Subscription Agreement set forth in Item 3.02 below is incorporated by reference into this Item 1.01.

Item 3.02	Unregistered Sales of Equity Securities.

On June 8, 2026, PetVivo Holdings, Inc. (the “Company,” “we,” or “us”), received gross proceeds of $150,000 pursuant to a partial exercise of the investor’s purchase option granted under that certain Subscription Agreement dated March 13, 2026 (the “Subscription Agreement”), for an aggregate investment to date of $1,150,000 in equity financing (the “Offering”).

In connection with such partial exercise, the Company issued 187,500 Units at a purchase price of $0.80 per Unit, bringing the aggregate number of Units issued pursuant to the Offering to date to 1,437,500 Units. Each Unit consists of one share of the Company’s common stock and one warrant to purchase one share of the Company’s common stock. Each warrant has an exercise price of $1.10 per share, is exercisable immediately upon issuance, and will expire three (3) years from the date of issuance.

The Company previously received $400,000 of the Offering proceeds on March 13, 2026 and $600,000 of the Offering Proceeds on April 15, 2026. Of the aggregate Units issued in the Offering, 500,000 Units were issued in connection with the $400,000 installment received on March 13, 2026 and 750,000 Units were issued in connection with the $600,000 installment received on April 15, 2026.

Pursuant to the Subscription Agreement, following the current partial exercise, the investor retains the right, but not the obligation, to purchase up to an additional $1,350,000 of Units on substantially the same terms and conditions. If fully exercised, such additional investment would result in the issuance of up to 1,687,500 additional Units. The option remains exercisable through July 15, 2026.

The Offering, including the issuance of shares, the warrants, and the shares of common stock issuable upon exercise of the warrants, was conducted in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder. The investor entered into the Subscription Agreement and represented in writing that it is an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act), acquired the securities for its own account for investment purposes, and agreed that any subsequent transfer or sale of such securities will be made in compliance with the Securities Act or pursuant to an available exemption therefrom.

The Shares, the Warrants, and the shares of common stock issuable upon exercise of the Warrants constitute “restricted securities” within the meaning of Rule 144 under the Securities Act, and certificates evidencing such securities will bear an appropriate restrictive legend.

The form of Subscription Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description of the Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Form of Subscription Agreement

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized

PETVIVO HOLDINGS, INC.

Date: June 10, 2026	By:	/s/ John Lai
	Name:	John Lai
	Title:	Chief Executive Officer